UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2005

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781 (0-1052)	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2005, Millipore Corporation (“Millipore”), Millipore Cork, Millipore Ireland B.V., and Millipore SAS (the “Foreign Borrowers”, and together with Millipore, the “Borrowers”), and several of Millipore’s material foreign subsidiaries as guarantors, entered into a Credit Agreement (“Agreement”) with Bank of America, N.A and the other lending institutions listed in the Agreement, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and ABN AMRO Bank, N.V., as Documentation Agent. Banc of America Securities LLC, Banc of America Securities Limited, J.P. Morgan Securities Inc., JP Morgan Securities plc and ABN AMRO Bank, N.V. acted as joint Mandated Lead Arrangers and joint Book Managers under the Agreement.

The Agreement replaces a revolving credit facility entered into on October 5, 2001, by and among Millipore, certain of its subsidiaries, the lending institutions party thereto and Bank of America, N.A. as Administrative Agent, which was due to expire in October 2006 (the “Prior Agreement”). The Prior Agreement was terminated by Millipore on December 15, 2005.

The Agreement provides for a domestic revolving credit facility and a foreign revolving credit facility each with a maximum borrowing of €430 million. The combined borrowings at any one time under both revolving credit facilities may not exceed €430 million in the aggregate. Millipore may borrow under the domestic revolving credit facility and the Foreign Borrowers may borrow under the foreign revolving credit facility. The domestic revolving credit facility includes a €65 million letter of credit subfacility and a €17.5 million swingline subfacility. Borrowings under the domestic revolving credit facility are available in U.S. dollars only.

On the terms set forth in the Agreement, the Borrowers may elect to increase the amount of the credit facility by an amount not in excess of €130 million during the term of the Agreement. The maximum borrowing amount may be reduced from time to time according to the terms of the Agreement. Amounts borrowed under the Agreement may be borrowed, repaid and reborrowed from time to time until December 15, 2010, although no scheduled prepayments are required before that date.

The Agreement will expire on December 15, 2010. The initial borrowing by the Foreign Borrowers under the foreign revolving credit facility of the Agreement on December 20, 2005 was approximately €382 million. Approximately $2.7 million of existing letters of credit issued under the Prior Agreement were transferred to the domestic letter of credit subfacility under the Agreement on December 15, 2005.

Any loan under the Agreement will bear interest payable quarterly or, if earlier, at the end of any interest period. A Borrower may choose an interest rate equal to either (i) LIBOR plus an applicable margin (as provided for in the Agreement), or (ii) a base rate (as defined), except for swing line loans, for which the LIBOR option is not available. The base rate is available only if the loan is denominated in U.S. dollars.

The base rate is described in the Agreement as the higher of the annual rate of the lead bank’s prime rate or the federal funds rate plus 0.50%. The applicable margin for the LIBOR rate will range between 0.225% and 0.85%, depending on Millipore’s unsecured issuer credit rating. The initial applicable margin is 0.35%.

A commitment fee ranging between 0.0675% and 0.255% annually, based on Millipore’s credit rating, is payable on unused commitments under the credit facility. The initial commitment fee is 0.105%.

Payments under the foreign revolving credit facility portion of the Agreement that are payable by any of the Foreign Borrowers are guaranteed by Millipore and its material foreign subsidiaries.

The Agreement includes customary representations and warranties and affirmative and negative covenants substantially similar to, but in some cases more favorable to the Borrowers than, those in the Prior Agreement. The Agreement also contains financial covenants that require Millipore to maintain a minimum consolidated interest coverage ratio of 3.5:1 and a maximum consolidated total leverage ratio of 3.5:1.

The covenants permit the Borrowers to use proceeds of the loans for the repayment of all amounts under the Prior Agreement and for other existing indebtedness, as permitted under the Agreement, for working capital and capital expenditures and for all other lawful corporate purposes, including intercompany transfers and dividends, acquisitions of assets and capital stock of other companies and other investments, in each case to the extent permitted in the Agreement.

The Agreement also contains customary events of default, including cross defaults to other obligations of Millipore and its subsidiaries. Upon the occurrence of an event of default, the outstanding obligations under the Agreement may be accelerated and become due and payable immediately.

Certain of the Lenders party to the Agreement, and their respective affiliates, have performed, and may in the future perform for Millipore and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expense reimbursement.

The foregoing description of the Agreement and related matters is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Effective December 15, 2005, the revolving credit facility by and among Millipore, certain of its subsidiaries, the lending institutions party thereto and Bank of America, N.A. as Administrative Agent (the “Terminated Agreement”), which provided for a maximum borrowing of $250,000,000 and was due to expire in October 2006, was terminated by Millipore.

As of December 15, 2005, no borrowings were outstanding under the Terminated Agreement and approximately $2.7 million of letters of credit were issued thereunder. These letters of credit were transferred to the letter of credit subfacility under Millipore’s new credit agreement, a description of which is contained under Item 1.01 of this Current Report on Form 8-K. Millipore did not incur any early termination fees or penalties in connection with the termination of the Terminated Agreement.

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Item 8.01. Other Events.

On December 20, 2005, Millipore Corporation issued a press release announcing its entry into a new credit agreement and its intention to repatriate approximately $500 million of accumulated foreign earnings under the American Jobs Creation Act of 2004 by the end of 2005. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Credit Agreement

99.1	Press Release issued December 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Jeffrey Rudin
Jeffrey Rudin
Vice President and General Counsel

Date: December 20, 2005

EXHIBIT INDEX

Exhibit Number	Title
10.1	Credit Agreement

99.1	Press Release issued December 20, 2005.